UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2018
Churchill Downs Incorporated
(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222
(Address of principal executive offices)
(Zip Code)

(502) 636-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                             ☐

Item 7.01.	Regulation FD Disclosure.
On October 31, 2018, Churchill Downs Incorporated ("CDI") announced that it has entered into a definitive purchase agreement pursuant to which CDI will acquire certain of the ownership interests of Midwest Gaming Holdings, LLC (“Midwest Gaming”), the parent company of Rivers Casino Des Plaines in Des Plaines, Illinois (“Rivers Des Plaines”), for cash (the “Sale Transaction”).
The Sale Transaction will be comprised of (i) CDI’s purchase of 100% of the ownership stake in Midwest Gaming held by affiliates and co-investors of Clairvest Group Inc. (“Clairvest”), which comprise 30% of the currently outstanding units of Midwest Gaming, for approximately $291 million and (ii) CDI’s offer to purchase, on the same terms, units of Midwest Gaming held by High Plaines Gaming, LLC, an affiliate of Rush Street Gaming, LLC (“Rush Street”), and Casino Investors, LLC (“Casino Investors”), resulting in aggregate cash consideration of at least $326 million. Following the closing of the Sale Transaction, the parties expect to enter into a recapitalization transaction pursuant to which Midwest Gaming will use approximately $300 million in proceeds from new credit facilities to redeem, on a pro rata basis, additional Midwest Gaming units held by Rush Street and Casino Investors (the “Recapitalization” and together with the Sale Transaction, the “Transactions”). The Transactions will result in CDI owning at least 50.1% of Midwest Gaming.
The Transactions are based on a $1.45 billion enterprise-wide valuation of Midwest Gaming, reflecting a multiple of approximately 11.25 times the property’s trailing twelve months’ Adjusted EBITDA through September 30, 2018. The Transactions are expected to be immediately accretive to CDI’s free cash flow.
The Transactions are dependent on usual and customary closing conditions, including securing approval from the Illinois Gaming Board and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Transactions are expected to close in the first half of 2019.
A copy of the press release announcing the Transactions is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits
99.1Press Release dated October 31, 2018 issued by Churchill Downs Incorporated.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

Date: October 31, 2018	By:	/s/ Bradley K. Blackwell
	Name:	Bradley K. Blackwell
	Title:	Senior Vice President, General Counsel and Secretary